       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 1998
                                                      REGISTRATION NO. 333-_____
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                         ----------------------------------

                                      FORM S-8
                   REGISTRATION UNDER THE SECURITIES ACT OF 1933

                         ----------------------------------

                              INTERWEST BANCORP, INC.
               (Exact name of registrant as specified in its charter)


               WASHINGTON                              91-1691216
      (State or other jurisdiction           (I.R.S. Employer Identification
    of incorporation or organization)

                275 S.E. PIONEER WAY, OAK HARBOR, WASHINGTON  98277
            ------------------------------------------------------------
           (Address of Principal Executive Offices)      (Zip Code)

 FIRST NATIONAL BANK OF PORT ORCHARD 1990 EMPLOYEE & DIRECTOR STOCK OPTION PLAN
 ------------------------------------------------------------------------------
                                (Full title of plan)

                    Please send copies of all communications to:

   STEPHEN M. WALDEN                          STEPHEN M. KLEIN
   InterWest Bancorp, Inc.                    Graham & Dunn, P.C.
   275 S.E. Pioneer Way                       1420 Fifth Avenue, 33rd Floor
   Oak Harbor, WA  98277                      Seattle, WA  98101
   (360) 679-4181                             (206) 624-8300


                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------

                                 Proposed         Proposed
                                 maximum          maximum
Title of           Amount        offering         aggregate       Amount of
securities to      to be         price            offering        registration
be registered      registered    per share(1)     price(1)        fee
-------------      ----------    -------------    ---------       ---
Common shares,     8,350(2)      $42.81           $357,463.50     105.49
$.20 par value

------------------------------------------------------------------------------

NOTES:
     1. Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended ("Securities Act"), the price per share is estimated to be $42.81 based upon the average of the high ($43.12) and the low ($42.50) trading prices of the common stock, $.20 par value per share ("Common Stock") of InterWest Bancorp, Inc. (the "Registrant") as reported on the Nasdaq Stock Market on April 20, 1998.
     2. Shares of Registrant's Common Stock issuable upon exercise of option outstanding under the First National Bank of Port Orchard 1990 Employee & Director Stock Option Plan (the "Plan"), together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock, as provided in Rule 416(a) under the Securities Act.

              PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below are incorporated by reference in the Registration Statement. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") prior to Registrant's filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

     (c) The description of the Common Shares contained in the Registrant's Prospectus/Joint Proxy Statement dated October 31, 1997 and included in the Registrant's Registration Statement on Form S-4 (Registration No. 333-39329), including any amendments or reports filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares offered pursuant to the Plan will be passed upon by Graham & Dunn, PC, 1420 Fifth Avenue, 33rd Floor, Seattle, Washington 98101.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Washington Business Corporation Act ("WBCA") sets forth certain mandatory and permissive provisions which a Washington corporation may utilize in indemnifying and/or advancing expenses to its directors, officers, employees and agents. The WBCA also authorizes a corporation to adopt its own provisions governing indemnification and advancement of expenses. Such provisions must be contained in the corporation's articles of incorporation, a bylaw adopted or ratified by shareholders, or a resolution adopted or ratified by shareholders. In no case, however, may such provisions authorize indemnification or advancement of expenses to any director, officer, employee or agent for (a) acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct finally adjudged to be in violation of Section 23B.08.310 of the WBCA (regarding unlawful distributions), and (c) conduct from which the person received a benefit in money, property or services to which he or she was adjudged to be not legally entitled.

     Pursuant to the Registrant's Articles of Incorporation, the Registrant will, to the fullest extent permitted by the WBCA, indemnify the officers, directors, agents and employees of the Registrant with respect to expenses, settlements, judgments and fines in suits in which such person was made a party by reason of the fact that he or she is or was an agent of the Registrant. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. In addition, the Registrant's Articles of Incorporation provide that the directors of the Registrant shall not be personally liable for monetary damages to the Registrant for certain breaches of their fiduciary duty as directors, except for liabilities that involve intentional misconduct by the director, the authorization or illegal distributions or receipt of an improper personal benefit from their actions as directors. This provision might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefited the Registrant.

In addition to the indemnification provisions set forth in the Registrant's Articles, the Registrant has entered into separate Indemnity Agreements with the directors of the Registrant and its subsidiaries which provide for the indemnification of such directors by the Registrant to the fullest extent allowed by the WBCA. The Indemnity Agreements indemnify each director and hold such director harmless against any loss arising from a claim or action relating to his or her services as a director. The Indemnity Agreements further provides that the Registrant will advance sufficient funds as may be necessary to investigate or defend claims against a director, and to reimburse funds that may be incurred by the director, with the proviso that the director will reimburse the Registrant any expenses paid to such director in the event it is later determined that the payment of such sums were not allowable under Washington law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

    Exhibit
    Number                               Description
    -------                              -----------
      5.1          Opinion of Graham & Dunn, P.C., Registrant's legal counsel, regarding legality of the Common Stock being registered.

     23.1          Consent of Graham & Dunn (included in Exhibit 5.1).

     23.2          Consent of Ernst & Young LLP.

     23.3          Consent of Deloitte & Touche LLP.

     24.1 Powers of Attorney (see the Signature Page and certified resolutions of the Registrant's Board of Directors).

     99.1          First National Bank of Port Orchard Employee & Director
                   Stock Option Plan.

     99.2          Form of Option Certificate.

     99.3          Agreement and Plan of Merger among Registrant, InterWest
                   Bank, Puget Sound Bancorp, Inc. and First National Bank of
                   Port Orchard, dated as of September 18, 1997(1).


(1) Incorporated by referenced from Exhibit 2.1 to Registrant's Registration Statement on Form S-4 (Registration No. 333-39329) filed on October 31, 1997.

ITEM 9.  UNDERTAKINGS.

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Harbor, State of Washington, on the 20th day of April, 1998.

                                   INTERWEST BANCORP, INC.


                                   By:    /s/ Stephen M. Walden
                                        -------------------------------------
                                        Stephen M. Walden
                                        President and Chief Executive Officer

                                 POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints Stephen M. Walden and H. Glenn Mouw, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 20th day of April, 1998.

      Signature                      Title
      ---------                      -----

   /s/ Stephen M. Walden        President, Chief Executive Officer and Director
 --------------------------     (Principal Executive Officer)
 Stephen M. Walden

   /s/ H. Glenn Mouw            Executive Vice President
 --------------------------     (Principal Financial Officer)
 H. Glenn Mouw

   /s/ Eric D. Jensen           Chief Accounting Officer
 --------------------------     (Principal Accounting Officer)
 Eric D. Jensen

   /s/ Barney R. Beeksma        Chairman of the Board
 --------------------------
 Barney R. Beeksma

  /s/ Gary M. Bolyard           Director
 --------------------------
 Gary M. Bolyard

  /s/ Larry Carlson             Director
 --------------------------
 Larry Carlson

  /s/ Michael T. Crawford       Director
 --------------------------
 Michael T. Crawford

  /s/ Jean Gorton               Director
 --------------------------
 Jean Gorton

  /s/ Henry Koetje              Director
 --------------------------
 Henry Koetje

  /s/ Stephen Lewis             Director
 --------------------------
 Stephen Lewis

  /s/ Clark H. Mock             Director
 --------------------------
 Clark H. Mock

  /s/ Russel E. Olson           Director
 --------------------------
 Russel E. Olson

  /s/ Vern Sims                 Director
 --------------------------
 Vern Sims

                                 INDEX OF EXHIBITS

            Exhibit
            Number                        Description
            -------                       -----------
             5.1          Opinion of Graham & Dunn, P.C., Registrant's
                          legal counsel, regarding legality of the Common
                          Stock being registered.

             23.1         Consent of Graham & Dunn (included in Exhibit 5.1).

             23.2         Consent of Ernst & Young LLP.

             23.3         Consent of Deloitte & Touche LLP

             24.1 Powers of Attorney (see the Signature Page and certified resolutions of the Registrant's Board of Directors).

             99.1         First National Bank of Port Orchard Employee &
                          Director Stock Option Plan.

             99.2         Form of Option Certificate.

             99.3         Agreement and Plan of Merger among Registrant,
                          InterWest Bank, Puget Sound Bancorp, Inc. and
                          First National Bank of Port Orchard, dated as of
                          September 18, 1997(1).


(1) Incorporated by referenced from Exhibit 2.1 to Registrant's Registration Statement on Form S-4 (Registration No. 333-39329) filed on October 31, 1997.